Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement Form S-8 pertaining to the ATMI, Inc. 2003 Stock Plan and 1998 Employee Stock Purchase Plan of our report dated January 24, 2003, with respect to the consolidated financial statements and schedule of ATMI, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                            /s/ ERNST & YOUNG LLP
Stamford, Connecticut
July 29, 2003